EXHIBIT 10.10

                             FIRST AMENDMENT TO THE
                                JAMES W. ANDREWS
                              EMPLOYMENT AGREEMENT



                  This First Amendment ("First Amendment") to that certain Employment Agreement dated June 1, 2002 ("Original Agreement") is entered into as of the 24th day of November 2004 by and between James W. Andrews, an individual ("Executive") and Temecula Valley Bank, a national banking association ("Bank").

                                  R E C I T A L
                                  -------------

                  Bank and Executive wish to amend the Original Agreement as provided in this First Amendment.

                                A G R E E M E N T
                                -----------------

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereby agree and consent to the amendment of the Original Agreement, effective on the date hereof, as follows:

     1. New Sections 3.7 and 3.8 are hereby added to the Original Agreement as follows:

                           "3.7 Club Membership and Dues. Bank shall pay, in the name of Executive, the $40,000 expense of a personal golf membership (the Membership") at The Golf Club of California in Fallbrook, California. Except as provided below, at the time each year of the annual bonus payments made by Bank to one or more of its executives, Executive shall repay to Bank, in four annual installments of $5,000 each, $20,000 of the $40,000 cost, commencing in 2005 and continuing for each successive year. If Executive's employment with Bank is terminated by Bank pursuant to Section 4.1 or by Executive pursuant to
         Section 4.2(a), Executive shall, on the date of termination or before, pay Bank the remaining balance due to Bank for the Membership. If Executive is terminated within 60 days of a "change of control" (as defined below), and such termination is not based upon a Section 4.1 termination, the balance due for the Membership from Executive to Bank at the time of termination shall not be required to be repaid by Executive, but will be included in Executive's salary as non-cash compensation. Bank shall pay monthly dues relative to the Membership not to exceed $500 per month until the termination of Executive's employment for any reason or no reason. For purposes of this Section 3.7, "change of control" shall have the following meaning: (a) a reorganization, merger, consolidation or other form of corporate

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         transaction or series of transactions, in each case, with respect to which persons who were the shareholders of Bank or its parent immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, directly or indirectly, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated entity's then outstanding voting securities; (b) the sale of more than 50% of the assets of Bank to any person or entity not controlled by or under common control with Bank; or (c) the acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, (excluding any employee benefit plan of Bank, its subsidiaries or its parent which acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act)) of more than 50% of the outstanding shares of any class of voting stock of the Bank or its parent.

                           3.8 Business Expenses. Executive shall be entitled to reimbursement by Bank for any ordinary and necessary business expenses incurred by Executive in the performance of Executive's duties and in acting for Bank during the Term, provided that an independent officer of Bank approves such expenses in accordance with Bank policy. In accordance with Bank policy, Executive shall furnish to Bank adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such payments as deductible business expenses of Bank."

     2. Continued Effect. Except as otherwise expressly provided herein, the Original Agreement will continue in full force and effect, in accordance with its terms.

     3. Miscellaneous. This First Amendment will be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. This First Amendment constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes all prior written and oral agreements, representations and commitments, if any, between the parties with respect to such subjects. This First Amendment may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this First Agreement on November 24, 2004.


/S/                                           TEMECULA VALLEY BANK, N.A.,
--------------------------------------------  a national banking association
JAMES W. ANDREWS, an individual

                                              By: /S/
                                                  ------------------------------
                                                  Stephen H. Wacknitz
                                                  President and Chief Executive
                                                  Officer

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